Exhibit 99.1

 Callaway Golf Announces 22% Increase in Sales for the Third Quarter
     Resulting in Record Sales for the First Nine Months of 2007

    CARLSBAD, Calif.--(BUSINESS WIRE)--Nov. 1, 2007--Callaway Golf Company (NYSE:ELY) today announced its financial results for the third quarter ended September 30, 2007. Highlights for the third quarter include:

    -- Net sales of $235.5 million, an increase of 22% compared to $193.8 million for the same period in 2006. These strong sales are primarily the result of sales of Fusion drivers and X-series irons, as well as increases in sales of accessories and golf balls.

    -- Fully diluted earnings per share of $0.02 on 67.6 million shares outstanding compared to a loss per share of $0.18 on 67.0 million shares outstanding in 2006. The third quarter 2007 results include a gain of approximately $0.03 per diluted share related to the sale of a building.

    -- Fully diluted earnings per share include $0.04 of after-tax charges for gross margin improvement initiatives. The third quarter of 2006 includes after-tax charges of $0.01 for the integration of Top-Flite and $0.01 for the restructuring initiatives announced in September 2005. Excluding these charges, the Company's pro forma fully diluted earnings per share for the third quarter of 2007 would have been $0.06 compared to a loss per share of $0.16 for the third quarter of 2006.

    -- Gross profit for the third quarter of 2007 increased 39% to $94.0 million (or 40% of net sales) compared to $67.7 million (or 35% of net sales) for the third quarter of 2006. The increase in gross profit as a percent of sales is primarily the result of the Company's gross margin improvement initiatives announced in November, 2006 and secondarily a more favorable mix of higher margin Fusion woods and X-series irons products.

    -- Operating expenses for the third quarter of 2007 were $93.1 million (or 40% of net sales) compared to $84.6 million (or 44% of net sales) in 2006. The dollar increase is primarily due to higher marketing expenses, increased annual incentive compensation associated with the improved financial results compared to 2006, higher legal expenses to enforce the Company's intellectual property rights, and higher selling expenses associated with increased sales, partially offset by the gain recognized on the sale of a building.

    Highlights for the first nine months include:

    -- Net sales increased 13% to $950.2 million, a new record for the Company. Net Sales were $838.0 million for the same period in 2006.

    -- Fully diluted earnings per share increased 110% to $1.03 on
68.4 million shares outstanding, as compared to $0.49 on 68.8 million shares outstanding in 2006.

    -- Fully diluted earnings per share include after-tax charges of $0.07 associated with the Company's gross margin improvement initiatives. Results for the first nine months of 2006 include after-tax charges of $0.04 for the integration of Top-Flite and $0.01 for restructuring. Excluding these charges, the Company's pro forma fully diluted earnings per share for 2007 and 2006 would have been $1.10 and $0.54 respectively, an increase of 104%.

    -- Gross profit for 2007 was $429.9 million (or 45% of net sales) compared to $339.3 million (or 40% of net sales) for 2006. The increase in gross profit is due to the positive results of the Company's gross margin initiatives and a more favorable mix of higher margin products.

    -- Operating expenses for 2007 were $311.0 million (or 33% of net sales), compared to $281.1 million (or 34% of net sales) for 2006. The dollar increase is primarily due to increased annual incentive compensation associated with the improved financial results, higher marketing expenses, increased legal expenses to enforce the Company's intellectual property rights, and higher selling expenses associated with the increase in sales.

    "We are very pleased with the results for the quarter and for the first nine months of 2007," commented George Fellows, President and CEO. "Year to date sales have increased 13% for a new record as a result of strong consumer demand for our 2007 products, driven by our Fusion drivers and X-series irons along with the successful launch of the Top-Flite D2 golf ball. This growth has been across all of our regions, a majority of which was driven by our international business which is up 19% for the year."

    "Our gross margins as a percent of sales also continue to improve," continued Mr. Fellows, "as we successfully execute the gross margin improvement initiatives announced last November, with a majority of the third quarter improvement resulting from these efforts. We also reduced our third quarter inventory by $28 million compared to last year, in line with our expectations, due to these initiatives while maintaining and in many cases improving customer service levels. "

    Business Outlook

    The Company estimates that its full year 2007 net sales will be in the range of $1.095 to $1.105 billion compared to the previous estimate of $1.070 to $1.080 billion. It is also estimated that the 2007 full year pro forma fully diluted earnings per share will be in the range of $0.85 to $0.89 (on 68.0 million shares) compared to the estimate provided last quarter of $0.78 to $0.84 (on 70.0 million shares). Pro forma earnings exclude charges related to the Company's gross margin improvement initiatives, currently estimated at $0.08 per share for 2007, but include charges related to employee equity-based compensation under FAS 123R.

    "We are raising our forecast to reflect the higher than expected third quarter results," commented Brad Holiday, Chief Financial Officer. "Our full year forecast continues to take into consideration that the fourth quarter, due to seasonality, is typically our smallest revenue quarter and also that unlike last year, there are very limited new product introductions planned in the quarter. Overall we are very pleased with our results to date and feel we are well on track in achieving our three year targets we set earlier this year."

    The Company will be holding a conference call at 2:00 p.m. PDT today. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PST on Thursday, November 8, 2007. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-475-6701 toll free for calls originating within the United States or 320-365-3844 for International calls. The replay pass code is 892455.

    Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to estimated future sales and earnings, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Accurately estimating the Company's sales and therefore earnings each year is therefore based upon various unknowns including consumer acceptance and demand for the Company's current or new products as well as future consumer discretionary purchasing behavior. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products, in manufacturing the Company's products, or in connection with the implementation of the Company's planned gross margin initiatives, the re-launch of the Top-Flite brand or the implementation of future initiatives; adverse market and economic conditions; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Regulation G: The preliminary financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with the integration of the Callaway Golf Company and Top-Flite Golf Company operations, charges related to the September 2005 restructuring initiatives, and charges related to the Company's gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company's operations without these charges. The Company has provided reconciling information in the text of this press release and in the supplemental financial information attached to this release.

    Through an unwavering commitment to innovation, Callaway Golf creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Top-Flite(R), Odyssey(R) and Ben Hogan(R) brands. For more information visit www.callawaygolf.com.



                        Callaway Golf Company
                Consolidated Condensed Balance Sheets
                            (In thousands)
                             (Unaudited)


                                            September 30, December 31,
                                                  2007         2006
                                            ------------- ------------


ASSETS
Current assets:
     Cash and cash equivalents                $    31,640  $    46,362
     Accounts receivable, net                     165,002      118,133
     Inventories, net                             213,902      265,110
     Deferred taxes                                39,488       32,813
     Income taxes receivable                            -        9,094
     Other current assets                          21,217       21,688
                                            ------------- ------------
        Total current assets                      471,249      493,200

Property, plant and equipment, net                127,103      131,224
Intangible assets, net                            173,948      175,159
Deferred taxes                                     28,193       18,821
Other assets                                       30,604       27,543
                                            ------------- ------------
                                              $   831,097  $   845,947
                                            ============= ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses $ 113,553 $ 111,360 Accrued employee compensation and
      benefits                                     37,776       18,731
     Accrued warranty expense                      13,067       13,364
     Credit facilities                                932       80,000
     Other current liabilities                      4,436            -
                                            ------------- ------------
        Total current liabilities                 169,764      223,455

Long-term liabilities                              61,593       43,388

Minority interest                                   1,865        1,987

Shareholders' equity                              597,875      577,117
                                            ------------- ------------
                                              $   831,097  $   845,947
                                            ============= ============




                      Callaway Golf Company
                     Statements of Operations
              (In thousands, except per share data)
                           (Unaudited)


                                                Quarter Ended

                                                September 30,
                                           -----------------------
                                             2007          2006
                                           ---------     ---------

Net sales                                  $235,549 100% $193,763 100%
Cost of sales                               141,543  60%  126,058  65%
                                           ---------     ---------
Gross profit                                 94,006  40%   67,705  35%
Operating expenses:
     Selling                                 65,808  28%   56,949  29%
     General and administrative              19,394   8%   20,901  11%
     Research and development                 7,928   3%    6,788   4%
                                           ---------     ---------
Total operating expenses                     93,130  40%   84,638  44%
Income (loss) from operations                   876       (16,933) -9%
Other income (expense), net                   1,223   1%   (1,058)
                                           ---------     ---------
Income (loss) before income taxes             2,099   1%  (17,991) -9%
Income tax provision (benefit)                  830        (6,075)
                                           ---------     ---------
Net income (loss)                          $  1,269   1% $(11,916) -6%
                                           =========     =========

Earnings (loss) per common share:
     Basic                                 $   0.02        ($0.18)
     Diluted                               $   0.02        ($0.18)
Weighted-average shares outstanding:
     Basic                                   66,516        67,000
     Diluted                                 67,639        67,000


                                              Nine Months Ended

                                                September 30,
                                           -----------------------
                                             2007          2006
                                           ---------     ---------

Net sales                                  $950,173 100% $838,023 100%
Cost of sales                               520,321  55%  498,720  60%
                                           ---------     ---------
Gross profit                                429,852  45%  339,303  40%
Operating expenses:
     Selling                                222,009  23%  202,122  24%
     General and administrative              65,139   7%   59,226   7%
     Research and development                23,851   3%   19,786   2%
                                           ---------     ---------
Total operating expenses                    310,999  33%  281,134  34%
Income from operations                      118,853  13%   58,169   7%
Other expense, net                           (2,006)       (2,029)
                                           ---------     ---------
Income before income taxes                  116,847  12%   56,140   7%
Income tax provision                         46,103        22,656
                                           ---------     ---------
Net income                                 $ 70,744   7% $ 33,484   4%
                                           =========     =========

Earnings per common share:
     Basic                                 $   1.05      $   0.49
     Diluted                               $   1.03      $   0.49
Weighted-average shares outstanding:
     Basic                                   67,250        67,980
     Diluted                                 68,407        68,777




                        Callaway Golf Company
           Consolidated Condensed Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                                                   Nine Months Ended
                                                     September 30,
                                                  --------------------
                                                     2007      2006
                                                  ---------- ---------
Cash flows from operating activities:
 Net income                                       $  70,744  $ 33,484
 Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                   27,464    23,961
     Non-cash share-based compensation                8,207     9,611
     Deferred taxes                                   1,444    (3,573)
     (Gain) loss on disposal of assets               (3,425)    1,047
     Changes in assets and liabilities, net of
      effects from acquisition                       41,408   (35,969)
                                                  ---------- ---------
 Net cash provided by operating activities          145,842    28,561
                                                  ---------- ---------

Cash flows from investing activities:
 Capital expenditures                               (24,130)  (28,551)
 Proceeds from sale of capital assets                 5,491       468
 Investment in golf related venture                  (1,310)        -
 Business acquisition, net of cash acquired               -    (5,911)
                                                  ---------- ---------
 Net cash used in investing activities              (19,949)  (33,994)
                                                  ---------- ---------

Cash flows from financing activities:
 Issuance of common stock                            47,672     9,053
 Dividends paid, net                                (14,241)   (9,695)
 Acquisition of treasury stock                     (101,387)  (52,872)
 Tax benefit from exercise of stock option            4,537       805
 (Payments on) proceeds from credit facilities,
  net                                               (79,068)   60,000
 Other financing activities                            (122)      (16)
                                                  ---------- ---------
 Net cash (used in) provided by financing
  activities                                       (142,609)    7,275
                                                  ---------- ---------

Effect of exchange rate changes on cash and cash
 equivalents                                          1,994     1,178
                                                  ---------- ---------
Net (decrease) increase in cash and cash
 equivalents                                        (14,722)    3,020
Cash and cash equivalents at beginning of period     46,362    49,481
                                                  ---------- ---------
Cash and cash equivalents at end of period        $  31,640  $ 52,501
                                                  ========== =========




                        Callaway Golf Company
       Consolidated Net Sales and Operating Segment Information
                            (In thousands)
                             (Unaudited)



                                  Net Sales by Product Category
                                --------------------------------------
                                  Quarter Ended
                                  September 30,   Growth/(Decline)
                                ----------------- ----------------
                                  2007     2006   Dollars  Percent
                                -------- -------- -------- -------
Net sales:
     Woods                      $ 56,207 $ 43,718 $12,489     29%
     Irons (1)                    65,391   52,966  12,425     23%
     Putters                      21,590   22,954  (1,364)    -6%
     Golf balls                   49,045   42,700   6,345     15%
     Accessories and other (1)    43,316   31,425  11,891     38%
                                -------- -------- --------
                                $235,549 $193,763 $41,786     22%
                                ======== ======== ========





                                  ------------------------------------
                                    Nine Months Ended
                                      September 30,   Growth/(Decline)
                                    ----------------- ----------------
                                      2007     2006   Dollars  Percent
                                    -------- -------- -------- -------
Net sales:
     Woods                          $271,201 $227,157 $ 44,044     19%
     Irons (1)                       260,809  242,674   18,135      7%
     Putters                          88,122   85,145    2,977      3%
     Golf balls                      174,705  167,533    7,172      4%
     Accessories and other (1)       155,336  115,514   39,822     34%
                                    -------- -------- --------
                                    $950,173 $838,023 $112,150     13%
                                    ======== ======== ========


(1) Prior periods have been restated to reflect current period classification.




                                      Net Sales by Region
                               ---------------------------------------
                                 Quarter Ended
                                 September 30,    Growth/(Decline)
                               ------------------ ----------------
                                  2007     2006   Dollars  Percent
                               --------- -------- -------- -------
Net sales:
     United States              $124,321 $103,196  $21,125    20%
     Europe                       40,983   29,201   11,782    40%
     Japan                        25,154   23,236    1,918     8%
     Rest of Asia                 20,540   18,279    2,261    12%
     Other foreign countries      24,551   19,851    4,700    24%
                               --------- -------- --------
                                $235,549 $193,763  $41,786    22%
                               ========= ======== ========


                                    ----------------------------------
                                    Nine Months Ended
                                      September 30,   Growth/(Decline)
                                    ----------------- ----------------
                                      2007     2006   Dollars  Percent
                                    -------- -------- -------- -------
Net sales:
     United States                  $512,516 $470,828 $ 41,688      9%
     Europe                          167,290  133,622   33,668     25%
     Japan                            96,941   83,392   13,549     16%
     Rest of Asia                     69,006   60,828    8,178     13%
     Other foreign countries         104,420   89,353   15,067     17%
                                    -------- -------- --------
                                    $950,173 $838,023 $112,150     13%
                                    ======== ======== ========




                                 Operating Segment Information
                          --------------------------------------------
                             Quarter Ended
                             September 30,       Growth/(Decline)
                          ------------------- -----------------------
                              2007      2006   Dollars   Percent
                          --------- --------- --------------------
Net sales:
     Golf clubs           $186,504  $151,063  $   35,441   23%
     Golf balls             49,045    42,700       6,345   15%
                          --------- --------- ----------
                          $235,549  $193,763  $   41,786   22%
                          ========= ========= ==========

Income (loss) before provision for income taxes:
     Golf clubs           $ 16,689  $  6,570  $   10,119  154%
     Golf balls             (2,757)   (8,717)      5,960   68%
     Reconciling items (2) (11,833)  (15,844)      4,011   25%
                          --------- --------- ----------
                          $  2,099  $(17,991) $   20,090  112%
                          ========= ========= ==========



                        ----------------------------------------------
                          Nine Months Ended
                            September 30,        Growth/(Decline)
                        -------------------- -------------------------
                             2007      2006   Dollars     Percent
                        ---------- --------- -------------------------
Net sales:
     Golf clubs          $775,468  $670,490  $104,978          16%
     Golf balls           174,705   167,533     7,172           4%
                        ---------- --------- ---------
                         $950,173  $838,023  $112,150          13%
                        ========== ========= =========

Income (loss) before provision
 for income taxes:
     Golf clubs          $156,213  $101,931  $ 54,282          53%
     Golf balls             8,244    (1,781)   10,025         563%
     Reconciling items
      (2)                 (47,610)  (44,010)   (3,600)         -8%
                        ---------- --------- ---------
                         $116,847  $ 56,140  $ 60,707         108%
                        ========== ========= =========


(2) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.




                        Callaway Golf Company
                  Supplemental Financial Information
                (In thousands, except per share data)
                             (Unaudited)



                                       Quarter Ended September 30,
                                    ---------------------------------
                                                   2007
                                    ---------------------------------

                                    Pro Forma Gross Margin Total as
                                     Callaway  Improvement  Reported
                                       Golf    Initiatives
                                    ---------------------------------
Net sales                           $235,549     $     -  $235,549
Gross profit                          98,125      (4,119)   94,006
% of sales                                42%        n/a        40%
Operating expenses                    93,130           -    93,130
                                    --------- ----------- ---------
Income (loss) from operations          4,995      (4,119)      876
Other expense, net                     1,223           -     1,223
                                    --------- ----------- ---------
Income (loss) before income taxes      6,218      (4,119)    2,099
Income tax provision (benefit)         2,429      (1,599)      830
                                    --------- ----------- ---------
Net income (loss)                   $  3,789     $(2,520) $  1,269
                                    ========= =========== =========

Diluted earnings (loss) per share:  $   0.06     $ (0.04) $   0.02
Weighted-average shares
     outstanding:                     67,639      67,639    67,639



                                Quarter Ended September 30,
                    --------------------------------------------------
                                            2006
                    --------------------------------------------------

                     Pro Forma    Gross    Integra- Restruc-   Total
                      Callaway   Margin      tion    turing     as
                        Golf    Improvement Charges  Charges  Reported
                                Initiatives
                    --------------------------------------------------
Net sales            $193,763     $     -  $     -  $     -  $193,763
Gross profit           69,295        (349)  (1,195)     (46)   67,705
% of sales                 36%          -      n/a      n/a        35%
Operating expenses     83,564           -       79      995    84,638
                    ---------- ----------- -------- -------- ---------
Income (loss) from
 operations           (14,269)       (349)  (1,274)  (1,041)  (16,933)
Other expense, net     (1,058)                   -        -    (1,058)
                    ---------- ----------- -------- -------- ---------
Income (loss) before
 income taxes         (15,327)       (349)  (1,274)  (1,041)  (17,991)
Income tax provision
 (benefit)             (5,176)       (118)    (430)    (351)   (6,075)
                    ---------- ----------- -------- -------- ---------
Net income (loss)    $(10,151)    $  (231) $  (844) $  (690) $(11,916)
                    ========== =========== ======== ======== =========

Diluted earnings
 (loss) per share:   $  (0.16)    $ (0.00) $ (0.01) $ (0.01) $  (0.18)
Weighted-average shares
     outstanding:      67,000      67,000   67,000   67,000    67,000





                                     Nine Months Ended September 30,
                                    ---------------------------------
                                                   2007
                                    ---------------------------------

                                    Pro Forma Gross Margin Total as
                                     Callaway  Improvement  Reported
                                       Golf    Initiatives
                                    ---------------------------------
Net sales                           $950,173     $     -  $950,173
Gross profit                         437,327      (7,475)  429,852
% of sales                                46%        n/a        45%
Operating expenses                   310,999           -   310,999
                                    --------- ----------- ---------
Income (loss) from operations        126,328      (7,475)  118,853
Other expense, net                    (2,006)          -    (2,006)
                                    --------- ----------- ---------
Income (loss) before income taxes    124,322      (7,475)  116,847
Income tax provision (benefit)        49,015      (2,912)   46,103
                                    --------- ----------- ---------
Net income (loss)                   $ 75,307     $(4,563) $ 70,744
                                    ========= =========== =========

Diluted earnings (loss) per share:  $   1.10     $ (0.07) $   1.03
Weighted-average shares
     outstanding:                     68,407      68,407    68,407


                              Nine Months Ended September 30,
                    --------------------------------------------------
                                            2006
                    --------------------------------------------------

                     Pro Forma    Gross    Integra- Restruc-   Total
                      Callaway   Margin      tion    turing     as
                        Golf    Improvement Charges  Charges  Reported
                                Initiatives
                    --------------------------------------------------
Net sales            $838,023              $     -  $     -  $838,023
Gross profit          343,174        (349)  (3,366)    (156)  339,303
% of sales                 41%                 n/a      n/a        40%
Operating expenses    279,017                  672    1,445   281,134
                    ---------- ----------- -------- -------- ---------
Income (loss) from
 operations            64,157        (349)  (4,038)  (1,601)   58,169
Other expense, net     (2,029)                   -        -    (2,029)
                    ---------- ----------- -------- -------- ---------
Income (loss) before
 income taxes          62,128        (349)  (4,038)  (1,601)   56,140
Income tax provision
 (benefit)             24,825        (118)  (1,491)    (560)   22,656
                    ---------- ----------- -------- -------- ---------
Net income (loss)    $ 37,303     $  (231) $(2,547) $(1,041) $ 33,484
                    ========== =========== ======== ======== =========

Diluted earnings
 (loss) per share:   $   0.54     $ (0.00) $ (0.04) $ (0.01) $   0.49
Weighted-average shares
     outstanding:      68,777      68,777   68,777   68,777    68,777




Earnings Before Interest, Taxes, Depreciation and
 Amortization (EBITDA):


                            2007 Trailing Twelve Months EBITDA
                       --------------------------------------------
                                      Quarter Ended
                       --------------------------------------------
                       December   March   June   September
                           31,      31,    30,      30,
                         2006      2007    2007      2007   Total
                       --------- ------- ------- --------- --------
Net income (loss)      $(10,194) $32,836 $36,639   $ 1,269 $ 60,550
Interest expense
 (income), net              905    1,677   1,672        29    4,283
Income tax provision
 (benefit)              (10,948)  21,682  23,591       830   35,155
Depreciation and
 amortization expense     8,313    9,009   8,591     9,864   35,777
                       --------- ------- ------- --------- --------
EBITDA                 $(11,924) $65,204 $70,493   $11,992 $135,765
                       ========= ======= ======= ========= ========


                               2006 Trailing Twelve Months EBITDA
                           -------------------------------------------
                                          Quarter Ended
                           -------------------------------------------
                           December   March   June   September
                               31,      31,    30,      30,
                             2005      2006    2006    2006     Total
                           --------- ------- ------- --------- -------
Net income (loss)          $(18,664) $22,861 $22,539 $(11,916) $14,820
Interest expense (income),
 net                           (165)     533   1,522    1,132    3,022
Income tax provision
 (benefit)                  (14,361)  13,797  14,934   (6,075)   8,295
Depreciation and
 amortization expense         7,318    7,290   7,935    8,736   31,279
                           --------- ------- ------- --------- -------
EBITDA                     $(25,872) $44,481 $46,930 $ (8,123) $57,416
                           ========= ======= ======= ========= =======

    CONTACT: Callaway Golf Company
             Brad Holiday
             Patrick Burke
             Michele Szynal
             (760) 931-1771